UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2010

NF ENERGY SAVING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 - Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 2560-9750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

Effective upon market open on September 16, 2010, every two and one half shares of NF Energy Saving Corporation’s (the "Company") issued and outstanding Common Stock, par value $0.001 (the "Common Stock"), were converted into one share of Common Stock (the “Reverse Stock Split”). Any fractional shares resulting from the Reverse Stock Split were rounded up to the next whole share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company's Common Stock was decreased from 13,315,486 pre-split shares to approximately 5,326,195 shares after giving effect to the Reverse Stock Split.

The Company took corporate action to implement the Reverse Stock Split by filing a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on September 3. 2010. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Amendment to Certificate of Incorporation
99.1	Press Release dated September 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION
Date: September 16, 2010	By:	/s/ Gang Li
Gang Li
President and Chief Executive Officer